UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2023

Republic Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14267	65-0716904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18500 North Allied Way Phoenix, Arizona	85054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 627-2700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 Under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	RSG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Amendment No. 2 to Amended and Restated Credit Agreement

On October 30, 2023, Republic Services, Inc. (the “Company”) and its subsidiary USE Canada Holdings, Inc. (the “Canadian Borrower”) entered into Amendment No. 2 (the “Credit Agreement Amendment”) to the Amended and Restated Credit Agreement, dated as of August 17, 2021 and amended on February 23, 2023 (the “Credit Agreement”), with the other lenders party thereto and Bank of America, N.A., as administrative agent, swing line lender and L/C issuer.

The Credit Agreement Amendment increases the aggregate commitments under the Credit Agreement in an amount equal to $500 million (the “Commitment Increase”), for an aggregate commitment under the Credit Agreement of $3.5 billion. As part of the Commitment Increase, the amount of permitted (i) loans to the Canadian Borrower and (ii) loans denominated in Canadian dollars (the “Canadian Sublimit”) each were increased from $500 million to $1 billion. The Canadian Sublimit is a part of, and not in addition to, the aggregate commitments under the Credit Agreement.

The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement Amendment, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K. The Credit Agreement Amendment is not intended to be a source of factual, business or operational information about the Company or its subsidiaries. The representations and warranties contained in the Credit Agreement Amendment were made only for purposes of the Credit Agreement Amendment and as of specific dates, were solely for the benefit of the parties to the Credit Agreement Amendment, and may be subject to limitations agreed upon by the parties, including being qualified by disclosures for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Accordingly, investors and security holders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties.

Upsize to Commercial Paper Program

On November 2, 2023, the Company amended its unsecured commercial paper program (the “Program”) to increase the maximum aggregate amount of unsecured commercial paper notes that may be issued from time to time under the Program from $1.0 billion to $1.5 billion.

From time to time, one or more commercial paper dealers acting as a dealer under the Program and certain of their respective affiliates have provided, and may in the future provide, lending, commercial banking, investment banking and other financial advisory services to the Company and its affiliates.

The Company may issue notes under the Program using the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The notes offered under the Program have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The information contained in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the notes under the Program.

* * * *

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Amendment No. 2 to Amended and Restated Credit Agreement, dated as of October 30, 2023, by and among Republic Services, Inc., USE Canada Holdings, Inc., Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other lenders party thereto.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC SERVICES, INC.

Date: November 3, 2023	By:	/s/ Brian A. Goebel
Brian A. Goebel
Vice President and Chief
Accounting Officer
(Principal Accounting Officer)

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